Exhibit 10.1

ASSIGNMENT AGREEMENT

IN THIS ASSIGNMENT AGREEMENT (this “Agreement”), made and entered into as of the 24th day of April, 2007 (the “Effective Date”), TERABEAM, INC., a Delaware corporation having offices at 2115 O’Nel Drive, San Jose, CA (“TERABEAM”), and SPH AMERICA, LLC, a Virginia limited liability company having offices at 11289 Stones Throw Dr., Reston, VA (“SPH”), agree as follows:

1.	TERABEAM desires to transfer all of its right, title, and interest in and to the U.S. patents listed in Attachment A (collectively, the “Patents”).

2.
SPH desires to acquire and TERABEAM is willing to assign to SPH all of TERABEAM’s right, title, and interest in and to the Patents, and any inventions disclosed and claimed therein, along in each case with any U.S. reissue or reexamination of any of the Patents, and with any foreign patent or application which claims priority to any of the Patents (including foreign divisional, continuation, continuation-in-part, reissue, reexamination, inventor certificate, utility model, or any other intellectual property or other applications), and all foreign patents, inventor certificates, utility models, or other intellectual property rights that may be granted thereon, all rights to claim priority on the basis of any such patent or application, and any and all reissues, reexaminations, and extensions of any of the foregoing (collectively, the “Assigned Patents”).

3.
Pursuant to Section 7 below, TERABEAM shall transfer, grant, convey, assign, and relinquish exclusively to SPH all of TERABEAM’s right, title, and interest in and to the Assigned Patents.  TERABEAM further shall transfer and assign to SPH all causes of action, rights, and remedies arising under the Assigned Patents prior to, on, or after the Effective Date of this Agreement, including the right to sue to enforce the Assigned Patents and receive damages, including past, present, and future damages, for infringement thereof.

4.
In consideration of TERABEAM’s assignment as set forth herein, (a) on or before June 10, 2007, SPH will pay to TERABEAM the sum of ONE MILLION dollars ($1,000,000) by wire transfer of immediately available funds pursuant to wire transfer instructions provided by TERABEAM within fifteen (15) days of the Effective Date, (b) on or before June 30, 2007 SPH will pay to TERABEAM the sum of ONE MILLION, FIVE HUNDRED THOUSAND dollars ($1,500,000) by wire transfer of immediately available funds pursuant to wire transfer instructions provided by TERABEAM within fifteen (15) days of the Effective Date, and (c) SPH hereby grants to TERABEAM the rights described on Attachment C.

5.
TERABEAM and SPH acknowledge that this Agreement will be filed with the Securities and Exchange Commission, and thus made publicly available.  TERABEAM shall file the attachments to this Agreement only to the extent required in the opinion of its counsel and, if filing is required, TERABEAM shall use its reasonable efforts to have as much of the attachments redacted and treated confidentially.  Subject to the foregoing, the parties agree that the provisions of the Confidentiality Agreement, dated as of April 24, 2007, apply to the negotiation of and transactions contemplated by this Agreement.

6.
In the event that, in any action involving any of the Assigned Patents, there is any allegation of invalidity, unenforceability, or noninfringement of any of the Assigned Patents, SPH and TERABEAM agree to cooperate reasonably with each other in any such action at SPH’s expense.

7.
TERABEAM will execute and deliver to SPH the Assignment substantially in the form of Attachment B hereto with respect to each of the Assigned Patents, in each case before June 10, 2007 (to an escrow agent reasonably acceptable to both TERABEAM and SPH for delivery to SPH after TERABEAM receives the consideration contemplated in Section 4 above) to evidence the transfer of TERABEAM’s rights in all the Assigned Patents from TERABEAM to SPH to the fullest extent possible. TERABEAM further agrees to provide testimony in connection with any proceeding affecting the right, title, interest, or benefit of SPH in and to the Assigned Patents, to execute and deliver all other papers that may be necessary or desirable to transfer TERABEAM’s right, title, and interest to the Assigned Patents in SPH, its successors and assigns, to execute all divisional, continuation, reissue, and reexamination applications and assignments, to make all rightful oaths, and to perform any other acts deemed reasonably necessary to carry out the intent of this Agreement, in each case at SPH’s expense except to the extent any such costs, expenses, fees, or damages arise from the misconduct or negligence of TERABEAM or its current employees, agents, or representatives and except that TERABEAM’s efforts with respect to former employees shall be limited to reasonable efforts.

8.
In furtherance of this Agreement, TERABEAM hereby acknowledges that, from June 30, 2007 forward but subject to the other terms of this Agreement, SPH has succeeded to all of TERABEAM’s right, title, and standing to receive all rights and benefits pertaining to the Assigned Patents, institute and prosecute all suits and proceedings, and take all actions that SPH, in its sole discretion, may deem necessary or proper to collect, assert, or enforce any claim, right, or title of any kind under any and all of the Assigned Patents, whether arising before, on, or after the Effective Date, to defend and compromise any and all such actions, claims, suits, or proceedings relating to such transferred and assigned rights, title, interest, and benefits, and to do all other such acts and things in relation thereto as SPH, in its sole discretion, deems advisable.

9.
TERABEAM represents and warrants that no consents of any other parties are necessary under any agreements concerning any of the Assigned Patents in order for the transfer and assignment of any of the Assigned Patents under this Agreement to be legally effective, that no obligation of TERABEAM will be breached by the assignments made herein, and that TERABEAM shall not execute any agreement with any third party in conflict herewith.

10.
TERABEAM represents and warrants that, to the best of TERABEAM’s knowledge, upon consummation of this Agreement and execution of Assignments substantially in the form of Attachment B, SPH shall have good and marketable title to the Assigned Patents, free and clear of any and all liens, mortgages, encumbrances, pledges, security interests, licenses, or charges of any nature whatsoever except for the Utilinet Technology License and Supply Agreement, dated as of February 15, 2000, as amended to date.

THE WARRANTIES SPECIFICALLY SET FORTH IN SECTIONS 9 AND 10 ABOVE ARE THE ONLY WARRANTIES GIVEN BY TERABEAM WITH RESPECT TO THE ASSIGNED PATENTS AND ARE GIVEN IN LIEU OF ANY AND ALL OTHER WARRANTIES, WHETHER EXPRESS, IMPLIED, STATUTORY, OR ARISING BY CUSTOM, TRADE USAGE, OR COURSE OF DEALING, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND TERABEAM HEREBY DISCLAIMS ANY AND ALL OTHER WARRANTIES TO THE MAXIMUM EXTENT PERMITTED BY LAW.  Without limiting the generality of the foregoing sentence, TERABEAM makes no warranty or representation, either expressed or implied, as to the validity of any of the Assigned Patents.

11.
In the case of Force Majeure preventing or hindering either party from performing its obligations under this Agreement, such Force Majeure shall not constitute a breach or default under this Agreement provided that: (i) the party prevented or hindered from performing (the “Affected Party”) shall give written notice to the other party (the “Non-Affected Party”), as soon as practically possible, containing reasonable particulars of the Force Majeure in question and the effect of such Force Majeure as it relates to the obligations of the Affected Party; and (ii) the Affected Party works diligently to correct the reason for such delay, excuses performance by the Non-Affected Party during the period of such delay, and reimburses the Non-Affected Party for any losses incurred by the Non-Affected Party by reason of such delay.

12.	This Agreement shall inure to the benefit of, and be binding on, the parties hereto together with their respective legal representatives, and successors and assigns.

13.	This Agreement shall be governed by and construed in accordance with the laws of the State of New York and of the United States.

14.
This Agreement merges and supersedes all prior and contemporaneous agreements, assurances, representations, and communications between or among the parties hereto concerning the matters set forth herein.

15.	SPH hereby disclaims any and all warranties whatsoever in connection with this Agreement and any goods, services, and information provided hereunder, whether express or implied.

16.
The waiver by either party of a breach or default of any of the provisions of the Agreement by the other party shall not be construed as a waiver of any succeeding breach of the same or any other provisions, nor shall any delay or omission on the part of either party to exercise or avail itself of any right, power or privilege that it has or may have hereunder, operate as a waiver of any breach or default by the other party.

17.	If any provision of the Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, that provision shall be limited or eliminated to the minimum extent necessary so that the Agreement shall otherwise remain in full force and effect and enforceable.

18.
All notices, requests, demands, consents, approvals, designations and other communications called for or contemplated by this Agreement shall be in writing and shall be deemed given to SPH or TERABEAM (i) when delivered to such party by hand or by overnight courier or delivery service, or (ii) three business days after being sent to such party by registered or certified mail (return receipt requested, postage prepaid), in each case at the address(es) for such party set forth above (or at such other address as such party may designate by notice in the manner aforesaid).

IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal the day and year first above written.

TERABEAM, INC.	SPH AMERICA, LLC

By: /s/ Robert E. Fitzgerald	By: /s/ Choongsoo Park
Date: 4/24/07	Date: 4/24/07